Exhibit 99.1

Tristar Acquisition I Corp. Announces Pricing of $200 Million Initial Public Offering

ATLANTA, Oct. 13, 2021 /PRNewswire/ — Tristar Acquisition I Corp. (the “Company”), today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the New York Stock Exchange and trade under the ticker symbol “TRIS.U” beginning tomorrow. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A common stock and warrants will be listed on the New York Stock Exchange under the symbols ‘‘TRIS’’ and ‘’http://TRIS.WS,’’ respectively.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although it intends to focus on businesses related to telecommunications, technology, or related businesses. Navigation Capital Partners, Inc. is a member of the Company’s sponsor group. Additionally, Cable One, Inc. (NYSE:CABO) will be a strategic investor, and has agreed to purchase 9.9% of the units in the offering, subject to allocation by the underwriters.

Wells Fargo Securities, LLC is acting as sole book-running manager and Loop Capital Markets LLC is acting as co-manager. The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001, Attn: Equity Syndicate Department, at 800-326-5897, or emailing a request to cmclientsupport@wellsfargo.com.

A registration statement relating to the securities became effective on October 13, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is expected to close on October 18, 2021, subject to customary closing conditions.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, https://protect-us.mimecast.com/s/mMC_C5yr5yfM5B6vSyCzZ2. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Tristar Acquisition I Corp.

Tristar Acquisition I Corp. is a special purpose acquisition company (“SPAC”) focused on the telecommunications industry, and is seeking to partner with a company that unlocks opportunity at the intersection of connectivity and telecom infrastructure, while addressing the urgent need for network improvement and expansion. The Company aims to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities in the telecommunications space. Tristar is led by Billy Mounger, who brings more than 35 years of industry experience building and leading wireless and telecommunication companies. The Tristar management team and board combines extensive telecom industry experience with deep expertise in mergers and acquisitions. For more information, visit http://tristaracq.com.

Contact:

Prosek Partners

Amalia Lytle / Aidan O’Connor / Alex Jorgensen

Tristar@prosek.com